EXHIBIT 23






                       Consent of Independent Accountants



We consent to the incorporation by reference to the Registration Statement on Form S-8 of Montgomery Financial Corporation (the "Company") of our report dated August 3, 2001on the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form 10-K for the three years ended June 30, 2001 filed pursuant to the Securities Exchange Act of 1934.




/s/ BKD, LLP

BKD, LLP

Indianapolis, Indiana
September 28, 2001